Exhibit 5.1

WACHTELL, LIPTON, ROSEN & KATZ

MARTIN LIPTON

HERBERT M. WACHTELL

THEODORE N. MIRVIS

EDWARD D. HERLIHY

DANIEL A. NEFF

ANDREW R. BROWNSTEIN

MARC WOLINSKY

STEVEN A. ROSENBLUM

JOHN F. SAVARESE

SCOTT K. CHARLES

JODI J. SCHWARTZ

ADAM O. EMMERICH

RALPH M. LEVENE

RICHARD G. MASON

DAVID M. SILK

ROBIN PANOVKA

DAVID A. KATZ

ILENE KNABLE GOTTS

JEFFREY M. WINTNER

TREVOR S. NORWITZ

BEN M. GERMANA

ANDREW J. NUSSBAUM

RACHELLE SILVERBERG

STEVEN A. COHEN

DEBORAH L. PAUL

DAVID C. KARP

RICHARD K. KIM

JOSHUA R. CAMMAKER

MARK GORDON

JOSEPH D. LARSON

JEANNEMARIE O’BRIEN

WAYNE M. CARLIN

STEPHEN R. DiPRIMA

NICHOLAS G. DEMMO

IGOR KIRMAN

JONATHAN M. MOSES

T. EIKO STANGE

JOHN F. LYNCH

WILLIAM SAVITT

ERIC M. ROSOF

GREGORY E. OSTLING

DAVID B. ANDERS

ANDREA K. WAHLQUIST

51 WEST 52ND STREET NEW YORK, N.Y. 10019-6150 TELEPHONE: (212) 403-1000 FACSIMILE: (212) 403-2000

ADAM J. SHAPIRO

NELSON O. FITTS

JOSHUA M. HOLMES

DAVID E. SHAPIRO

DAMIAN G. DIDDEN

IAN BOCZKO

MATTHEW M. GUEST

DAVID E. KAHAN

DAVID K. LAM

BENJAMIN M. ROTH

JOSHUA A. FELTMAN

ELAINE P. GOLIN

EMIL A. KLEINHAUS

KARESSA L. CAIN

RONALD C. CHEN

GORDON S. MOODIE

DONGJU SONG

BRADLEY R. WILSON

GRAHAM W. MELI

GREGORY E. PESSIN

CARRIE M. REILLY

MARK F. VEBLEN

VICTOR GOLDFELD

EDWARD J. LEE

BRANDON C. PRICE

KEVIN S. SCHWARTZ

MICHAEL S. BENN

SABASTIAN V. NILES

ALISON ZIESKE PREISS

TIJANA J. DVORNIC

JENNA E. LEVINE

RYAN A. McLEOD

ANITHA REDDY

JOHN L. ROBINSON

JOHN R. SOBOLEWSKI

STEVEN WINTER

EMILY D. JOHNSON

JACOB A. KLING

RAAJ S. NARAYAN

VIKTOR SAPEZHNIKOV

MICHAEL J. SCHOBEL

ELINA TETELBAUM

GEORGE A. KATZ (1965-1989) JAMES H. FOGELSON (1967-1991) LEONARD M. ROSEN (1965-2014)

OF COUNSEL

WILLIAM T. ALLEN

MARTIN J.E. ARMS

MICHAEL H. BYOWITZ

GEORGE T. CONWAY III

KENNETH B. FORREST

SELWYN B. GOLDBERG

PETER C. HEIN

MEYER G. KOPLOW

LAWRENCE S. MAKOW

DOUGLAS K. MAYER

MARSHALL L. MILLER

PHILIP MINDLIN

ROBERT M. MORGENTHAU

DAVID S. NEILL

HAROLD S. NOVIKOFF LAWRENCE B. PEDOWITZ

ERIC S. ROBINSON

PATRICIA A. ROBINSON*

ERIC M. ROTH

PAUL K. ROWE

DAVID A. SCHWARTZ

MICHAEL J. SEGAL

ELLIOTT V. STEIN

WARREN R. STERN

PAUL VIZCARRONDO, JR.

PATRICIA A. VLAHAKIS

AMY R. WOLF

* ADMITTED IN THE DISTRICT OF COLUMBIA

COUNSEL
DAVID M. ADLERSTEIN AMANDA K. ALLEXON LOUIS J. BARASH FRANCO CASTELLI DIANNA CHEN ANDREW J.H. CHEUNG PAMELA EHRENKRANZ KATHRYN GETTLES-ATWA ADAM M. GOGOLAK	NANCY B. GREENBAUM MARK A. KOENIG LAUREN M. KOFKE J. AUSTIN LYONS ALICIA C. McCARTHY PAULA N. RAMOS NEIL M. SNYDER S. CHRISTOPHER SZCZERBAN JEFFREY A. WATIKER

March 18, 2019

Entegris, Inc.

129 Concord Road

Billerica, Massachusetts 01821

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Entegris, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (File No. 333-229931) (as amended from time to time, through the date of this opinion, the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit thereto) filed with the Securities and Exchange Commission (the “Commission”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 135,443,896 shares of the Company’s common stock, par value $0.01 per share (the “Shares”) to be issued in connection with the merger contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 27, 2019, between the Company and Versum Materials, Inc., a Delaware corporation (“Versum”), pursuant to which Versum will merge with and into the Company, with the Company surviving the merger.

In rendering this opinion, we have examined the Registration Statement, the Merger Agreement, the Company’s Certificate of Incorporation as amended through the date hereof and in effect as of the date hereof, the Company’s Bylaws as amended through the date hereof and in effect as of the date hereof, the Company’s Certificate of

Incorporation as will be in effect as of the Effective Time (as defined in the Merger Agreement), the Certificate of Good Standing of the Company, dated as of March 15, 2019, issued by the Secretary of State of the State of Delaware (the “Good Standing Certificate”) and such corporate records and other documents as we have deemed necessary or appropriate. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, minutes, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion set forth below. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company.

In making such examination and in rendering the opinion set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents, and the legal capacity of all individuals executing any of the foregoing documents. We have also assumed that the Company will continue to be in good standing through the date upon which the Shares are issued and that a certificate to such effect could be procured from the Secretary of State of the State of Delaware as of such date, in form and substance identical to the Good Standing certificate. We have also assumed the Merger (as defined in the Merger Agreement) will be consummated in accordance with the terms of the Merger Agreement, without waiver of any condition, or amendment or waiver of any other term, relevant to the subject matter of this opinion.

Based on and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the Shares to be issued by the Company pursuant to and in the manner contemplated by the terms of the Merger Agreement will be, upon issuance, duly authorized and when the Registration Statement has been declared effective by order of the Commission and if and when the Shares have been duly issued upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

This opinion is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing. We are members of the Bar of the State of New York and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) as in effect on the date hereof.

We hereby consent to be named in the Registration Statement and in the related proxy statement/prospectus contained therein as the attorneys who passed upon the legality of the Shares and to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the references to our name therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is given on the basis of the law and the facts existing as of the date hereof. We assume no obligation to advise you of changes in matters of fact or law which may thereafter occur.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz